EXHIBIT 21

                          INTERSTATE ENERGY CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

The following are deemed to be significant subsidiaries of Interstate Energy Corporation as of December 31, 1998:

Name of Subsidiary                                      State of Incorporation
------------------                                      ----------------------

IES Utilities Inc.                                      Iowa

Wisconsin Power and Light Company                       Wisconsin

Interstate Power Company                                Delaware

Alliant Energy Resources, Inc.                          Wisconsin